CERTIFICATION

I,  Eunice Campbell, Chief Financial Officer of Metaline Mining and Leasing Company, certify that:

1.

This quarterly report on Form 10-QSB/A of Metaline Mining and Leasing Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Metaline Mining and Leasing Company

Date:  December 11, 2002

/s/ Eunice Campbell

Eunice Campbell, Chief Financial Officer